Securities and Exchange Commission

                       Washington, DC  20549

                             Form 8-K

                          Current Report

              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act 1934


                  Date of Report October 22, 1998
                 (Date of earliest event reported)



                      CalEnergy Company, Inc.
      (Exact name of registrant as specified in its charter)



    Delaware                     1-9874               94-2213782
(State of other              (Commission File       (IRS Employer
 jurisdiction of                 Number)          Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,     Omaha, NE     68131
       (Address of principal executive offices)     Zip Code

Registrant's Telephone Number, including area code:    (402) 341-4500


                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      On October 22, 1998, the Registrant reported results for the three and nine months ended September 30, 1998. A copy of the press release issued by the Registrant is attached hereto as
Exhibit 1 and is incorporated herein by reference.

      Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrant and MidAmerican Energy Holdings Company and the combined company, the intended financing of the merger and receipt of regulatory approvals. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to domestic and international (and in particular, Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated October 22, 1998

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: November 10, 1998

                             EXHIBIT 1


FOR IMMEDIATE RELEASE

Craig M. Hammett - Senior Vice President, Chief Financial Officer 402-341-4500
Craig S. Allen - Manager, Investor Relations                      402-341-4500
Diana Nelson - Brunswick, Media Relations                         212-333-3810

            CalEnergy Reports 14% Increase in Revenues
              and 10% Increase in Earnings Per Share

     OMAHA, NEBRASKA, October 22, 1998 -- CalEnergy Company, Inc. ("CalEnergy" or the "Company") (NYSE: CE; PCX and LSE) today reported results for the three and nine months ended September 30, 1998. Highlights are as follows:

     Three Months Ended September 30, 1998 (compared to same period in 1997)

     Revenues increased 14% to $627.7 million from $551.9 million in 1997
     Net income increased 3% to $47.6 million from $46.4 million in 1997 (1)
     Net income per basic share increased 10% to $0.80 from $0.73 in 1997 (1)
     Diluted earnings per share increased 8% to $0.72 from $0.67 in 1997 (1)
     Earnings before interest, taxes, depreciation and amortization increased 16% to $253.0 million from $218.2 million in 1997

     Nine Months Ended September 30, 1998 (compared to same period in 1997)

     Revenues increased 15% to $1.89 billion from $1.64 billion in
     1997
     Net income increased 3% to $107.4 million from $104.7 million in 1997 (1)
     Net income per basic share increased 8% to $1.78 from $1.65 in 1997 (1)
     Diluted earnings per share increased 7% to $1.67 from $1.56 in 1997 (1)
     Earnings before interest, taxes, depreciation and amortization increased 16% to $698.8 million from $604.3 million in 1997

     (1) Before extraordinary item in 1997.

The third quarter of 1998 contained many notable events which are described in greater detail below:

MidAmerican Merger Agreement

      On August 12, 1998, CalEnergy announced the approval of a definitive merger agreement with MidAmerican Energy Holdings Company ("MidAmerican"). The Company will pay $27.15 in cash for each MidAmerican common share outstanding, valuing MidAmerican at approximately $4.2 billion, including $1.6 billion of debt and preferred stock which will remain outstanding at MidAmerican after the acquisition. MidAmerican, a leading regional provider of low-cost energy and related services, provides electricity to 648,000 customers and natural gas to 619,000 customers in Iowa, Illinois, Nebraska and South Dakota. In the year ended December 31, 1997, MidAmerican generated revenues of over $1.9 billion and had assets of approximately $4.3 billion.


                              -more-
CalEnergy Company, Inc
October 22, 1998
Page -2-

MidAmerican Merger Agreement (Cont.)

     All of the necessary regulatory applications and notifications have been filed with the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Department of Justice, the Federal Trade Commission and the Iowa Utilities Board. On October 13, 1998, the Company announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired and that federal antitrust clearance had therefore been obtained. The Company has scheduled a special shareholders meeting on October 30, 1998 to obtain approval to reincorporate CalEnergy as an Iowa corporation and approve the proposed merger.

     Completion of the merger is expected to occur by the end of the first quarter 1999. The combined enterprise is expected to have total assets of approximately $13 billion, total annual revenues of more than $5 billion and will serve over 3.3 million retail customers. The transaction is expected to be accretive to earnings in the first full year of combined operations.

Successful Completion of a $1.4 Billion Senior Note and Bond
Offering

      On September 22, 1998, CalEnergy closed the sale of $1.4 billion aggregate principal amount of its Senior Notes and Bonds with a weighted average maturity of 15.5 years and a weighted average interest rate of 7.7%. The Senior Notes and Bonds were rated BB+, Ba1 and BB+ by Standard & Poor's, Moody's and Duff & Phelps, respectively, and CalEnergy's long term senior debt was placed on credit watch with positive implications for a possible upgrade by all three rating agencies following the proposed MidAmerican merger.

      Approximately $830 million in net proceeds of the Senior Note and Bond Offering (the "Offering") is expected to be utilized as a
component  of  the  funding  necessary  to  complete  the   pending
MidAmerican merger. In addition, approximately $543 million of the net proceeds of the Offering is expected to be used to refinance the Company's outstanding 10 1/4% Senior Discount Notes, which become callable on January 15, 1999. In October, the Company repurchased approximately $156 million of the 10 1/4% Senior Discount Notes.

Operations

     United States

      The Company's Coso and Imperial Valley geothermal projects in the U.S. continued to operate at high efficiencies and received the maximum capacity payments allowed by their Power Purchase Agreements during the third quarter of 1998. These 11 projects, representing 532 net megawatts, operated with a high degree of availability and without any major interruptions during the quarter --- the period of heaviest demand for electricity in the region and which yields the highest revenue for delivered power.

     United Kingdom

      Northern Electric, the Company's subsidiary in the U.K., continues to expand its gas customers and has increased gas supply revenues by $86.1 million to $99.6 million for the nine months ended September 30, 1998, compared to $13.5 million for the nine months ended September 30, 1997. Also, included in the nine month results are initial customer acquisition costs of $31.1 million related to commissions and opening meter reads. Northern has acquired over 600,000 new gas customers since the inception of its `Dual Fuel' marketing campaign in 1997. Over 400,000 of these gas customers are on supply with the remaining 200,000 gas customers currently progressing through the registration process.

                              -more-
CalEnergy Company, Inc
October 22, 1998
Page -3-

Operations - United Kingdom (Cont.)

     Northern Electric has also continued to grow the above 100 kilowatt market. The last three major contract rounds produced the following results:

               Volume to                    Sales
               Renew (GWh)              Achieved (GWh)
Increase

October, 1997       1,808                    2,366                31%

April, 1998         1,631                    2,386                46%

October, 1998       2,000                    4,330               116%

     Total gas (GWh equivalent) and electricity supplied has increased by 47% to 16,505 GWh for the nine months ended September 30, 1998 from 11,248 GWh for the same period in 1997.

     In addition, Northern's service territory is scheduled to open to retail electricity competition for the less than 100 kilowatt market on November 4, 1998. The Company believes that Northern is fully prepared to engage in cost-effective marketing of their widely-respected brand name.

     Philippines

      CalEnergy's projects in the Philippines, representing 500 net megawatts, continue to deliver electricity to the Republic of the Philippines and have received all monthly payments as scheduled.

Salton Sea Expansion

     Zinc Recovery Project

      Construction of the Zinc Recovery Project has commenced. The project will extract minerals, initially zinc, from geothermal brine. The zinc extraction process will use ion exchange, solvent extraction and electrowinning to extract and plate zinc from spent geothermal fluid after it is used to generate electricity at the existing Imperial Valley geothermal projects.

     Debt Offering

     On October 13, 1998, CalEnergy announced that the Salton Sea Funding Corporation had closed the sale of $285 million principal amount of its 7.475% Senior Secured Series F Bonds due November 30, 2018.

     Proceeds from the issuance of Funding Corporation Bonds will be used to fund construction of two new geothermal projects at the Salton Sea totaling 59 net megawatts, to partially fund the costs of construction of the related Zinc Recovery Project, to fund a portion of the costs associated with the upgrade of certain brine processing facilities and for other capital improvements to the steamfield and related facilities at the existing Salton Sea Projects. Moody's Investor's Service raised the Funding Corporation Bonds' investment grade rating from Baa3 to Baa2, and Standard & Poor's reaffirmed the ratings at BBB-.



                              -more-





CalEnergy Company, Inc.
October 22, 1998
Page -4-

$60 Million of New Renewable Resource Funding Awarded

     On July 13, 1998, the Company announced that three of its subsidiaries had been selected as winning bidders for financial incentives by the California Energy Commission from funds set aside under AB 1890, California's landmark electric deregulation legislation, which was passed in 1996. Each of the three CalEnergy subsidiaries is proposing to develop, own and operate a separate geothermal power project in California, for a total of 107 net megawatts of new capacity. The total financial incentive payment available to CalEnergy is approximately $60 million and will be received by the Company over a five year period following the completion of the new geothermal projects.

     CE  Casecnan's Senior Secured Debt Rating Upgraded by Standard
& Poor's

     On July 14, 1998, CalEnergy announced that Standard & Poor's upgraded its subsidiary CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") senior secured debt rating to "BB+ with negative outlook" from "BB with negative Credit Watch". CE Casecnan is constructing a combined hydroelectric and irrigation project in the Philippines. The project is on schedule and on budget for completion by mid 2000. The negative outlook is solely based on the foreign currency rating of the Republic of the Philippines, the guarantor of the project's contractual payments.

Indonesia

      On August 14, 1998, the Dieng and Patuha projects filed for arbitration under the United Nations Commission on International Trade Law rules against PLN, the Government of Indonesia's wholly-owned electric utility, and the Government of Indonesia for failure to pay for electricity under the Company's "take or pay" contract and failure to honor its sovereign guarantees. Arbitration proceedings represent a contractually required step in the process of collecting monies due from PLN and the Government of Indonesia.

Stock Repurchase Program

     Since November 1997, the Company has repurchased approximately
3.7 million common shares in open market transactions. On February 23, 1998, CalEnergy announced that it had increased the authorized purchase amounts in its stock repurchase program to three million shares of its common stock. During the third quarter 1998, the Company repurchased 497,000 common shares and has approximately 2.3 million shares remaining of the three million shares approved for repurchase.

Commenting on the results and the events during the third quarter
1998, David L. Sokol, Chairman and Chief Executive Officer, stated:

     "This has been a record quarter for operations at CalEnergy and we are very excited about the opportunities that lie ahead. We are particularly pleased with the strong performance and progress made at Northern Electric, our U.K. electric and gas utility. Our projects in the Philippines also continue to perform well and are showing strong operating results."

     "We believe our nine month financial results, which demonstrate continued growth in EBITDA and EPS, are particularly noteworthy in light of the fact that during the period earnings were negatively impacted by severe winter weather conditions in upstate New York, the continuing Indonesian uncertainty, significant customer acquisition costs incurred at Northern and the pricing of two of the Company's ISO4 contracts have decreased to avoided cost."

                              -more-
CalEnergy Company, Inc.
October 22, 1998
Page -5-


     "The situation in Indonesia is contained. In the fourth quarter of last year, we announced a full write off of our equity exposure. We have subsequently commenced arbitration proceedings and also carry political risk insurance coverage on our Indonesian assets."

     "The MidAmerican Energy transaction is proceeding smoothly and we look forward to a speedy completion and the combination of the skills of two strong management teams. We believe MidAmerican will provide an excellent platform for growth as the U.S. energy markets restructure. Our enlarged company will be a powerful entity, positioned for growth in the energy markets worldwide."

      This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Company has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to domestic and international (and in particular, Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Company's SEC filings, including the Company's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward-looking information contained herein.

     CalEnergy is a global energy company that manages and owns interests in over 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. The Company develops and produces energy from diversified fuel sources including geothermal, natural gas and hydroelectric. Through its subsidiary Northern Electric, CalEnergy supplies and distributes electricity and gas to 2.0 million customers in the United Kingdom. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia, and employs more than 4,200 people worldwide. For the year ended December 31, 1997, CalEnergy generated revenues of over $2.2 billion and had assets of approximately $7.5 billion.

                         www.calenergy.com

                              -more-


CalEnergy Company, Inc.
October 22, 1998
Page -6-

                        CALENERGY COMPANY, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, expect per share amounts)
                             (unaudited)


                               Three Months              Nine Months
                                   Ended                    Ended
                                September 30             September 30
                               1998      1997          1998        1997

Revenues:
Operating revenue         $ 600,862  $ 527,896   $1,813,302   $1,576,407
Interest and other income    26,885     23,997       79,274       66,456
Total revenues              627,747    551,893    1,892,576    1,642,863

Costs and Expenses:
Cost of sales               265,605    239,081      848,018      746,626
Operating expense            99,052     82,513      312,830      254,389
General and administration   10,085     12,068       32,943       37,560
Depreciation and
amortization                 81,449     69,877      247,033      207,789
Net interest expense         81,286     64,361      241,015      187,824
Total costs and expenses    537,477    467,900    1,681,839    1,434,188

Income before income taxes   90,270     83,993      210,737      208,675
Provision for income taxes   32,112     27,929       72,595       74,520

Income before minority
interest                     58,158     56,064      138,142      134,155
Minority interest            10,535      9,656       30,758       29,410

Net income before
extraordinary item           47,623     46,408      107,384      104,745

Extraordinary item, net of
minority interest
of $58,222                        -   (135,850)           -     (135,850)

Net income (loss)available
for common shareholders    $ 47,623  $ (89,442)   $ 107,384    $ (31,105)

Net income per share before
extraordinary item - basic $   0.80  $    0.73    $    1.78    $    1.65

Extraordinary item                -          -        (2.14)       (2.14)

Net income (loss) per
share - basic              $   0.80  $   (1.41)   $    1.78    $   (0.49)

Average number of common
shares outstanding           59,674     63,380       60,330       63,474

Net income per share
before extraordinary
item - diluted             $   0.72   $   0.67    $    1.67    $    1.56

Extraordinary item-diluted        -      (1.80)           -        (1.87)
Net income (loss) per
share - diluted            $   0.72   $  (1.13)   $    1.67    $   (0.31)

Diluted shares               73,540     75,555       74,274       72,758

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